Exhibit 10.19

Executive Copy

COLLATERAL TRUST AGREEMENT

dated as of August 15, 2005

among

ICO NORTH AMERICA, INC.,

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

THE BANK OF NEW YORK,
as Trustee under the Indenture,

THE BANK OF NEW YORK,
as Collateral Agent

and

EACH OF THE OTHER PERSONS PARTY HERETO FROM TIME TO TIME

i

EXHIBIT A:  Form of Collateral Trust Joinder

ii

This COLLATERAL TRUST AGREEMENT (this “Agreement”), dated as of August 15, 2005, is entered into by and among ICO North America, Inc., a Delaware corporation (the “Company”); ICO Global Communications (Holdings) Limited, a Delaware corporation (“Parent”); the Guarantors (as defined below) from time to time party hereto; The Bank of New York, as collateral agent hereunder (together with its successors and permitted assigns in such capacity, the “Collateral Agent”); The Bank of New York, as trustee under the Indenture (as defined below) (together with its successors and permitted assigns in such capacity, the “Indenture Trustee”); the lender or administrative agent under the Loan Agreement (as defined below) which becomes a party hereto by executing and delivering a Collateral Trust Joinder (together with its successors and permitted assigns in such capacity, the “Lender”); and each other Person which becomes a party hereto by executing and delivering a Collateral Trust Joinder.

RECITALS:

WHEREAS, the Company intends to issue $650,000,000 in aggregate principal amount of its 7.5% Convertible Senior Secured Notes due 2009 (the “Notes”), pursuant to an Indenture (the “Indenture”), dated as of the date hereof, by and between the Company and the Indenture Trustee; and

WHEREAS, the Company intends to borrow up to $40,000,000 in aggregate principal amount of first priority secured working capital loans (the “Working Capital Facility”) from a provider or providers of working capital financing yet to be identified pursuant to a loan agreement to be entered among the Company, one or more Guarantors and one or more lenders, arrangers and other agents party thereto (the “Loan Agreement”); and

WHEREAS, the Company, Parent and the Guarantors intend to secure the Notes, the Working Capital Facility and all other Secured Obligations (as defined herein) with security interests in the collateral described in security agreements, pledge agreements or other similar agreements, each dated as of the date hereof and each between the Company, Parent or a Guarantor and the Collateral Agent (all such collateral and any future collateral granted to the Collateral Agent as security for the Secured Obligations, the “Pledged Collateral”); and

WHEREAS, pursuant to the terms of the Indenture, the Company may from time to time incur additional indebtedness or obligations secured with security interests in or other liens on the Pledged Collateral; and

WHEREAS, this Agreement sets forth (1) the terms on which the Company has appointed the Collateral Agent as trustee for the present and future holders of the Secured Obligations to (a) receive, hold, maintain, administer, and enforce (i) all Security Documents (as defined herein), and (ii) all interests, rights, powers and remedies of the Collateral Agent hereunder and thereunder, and (b) distribute the proceeds of the Pledged Collateral in a manner consistent with the priority of liens granted under the Security Documents and described herein and (2) various intercreditor arrangements among the holders of Notes, the Lender and future holders of secured indebtedness or other obligations.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1                                      Defined Terms. The following terms will have the following meanings:

(a)                                  “Act of Required Debtholders” means, as to any matter:

(i)                                     at any time prior to the Working Capital Loan Funding Date, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the Second Priority Lien Debt as determined in accordance with Article IV;

(ii)                                  at any time after the Working Capital Loan Funding Date, but prior to the Discharge of First Priority Lien Obligations and prior to the Remedy Bar Lift Trigger Date, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the First Priority Lien Debt as determined in accordance with Article IV;

(iii)                               at any time after the Working Capital Loan Funding Date but  prior to the Discharge of First Priority Lien Obligations and after the Remedy Bar Lift Trigger Date, a direction in wiring delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the First Priority Lien Debt as determined in accordance with Article IV; provided, however, that if the holders of the First Priority Lien Debt have not as of the Remedy Bar Lift Trigger Date submitted any direction (and for purposes of this clause (iii), a direction not to act shall not be treated as a direction) to the Collateral Agent above with respect to the exercise of remedies hereunder or under the Security Documents, a direction in writing delivered to the Collateral Agent by or with the written consent of  the holders of more than 50% of the Second Priority Lien Debt as determined in accordance with Article IV;

(iv)                              at any time after the Discharge of First Priority Lien Obligations but prior to the Discharge of Second Priority Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the Second Priority Lien Debt as determined in accordance with Article IV; and

(v)                                 unless otherwise agreed in writing by the holders of Other Junior Lien Debt, at any time after the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of more than 50% of the Other Junior Lien Debt as determined in accordance with Article IV.

For this purpose, Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

(b)                                 “Actionable Default” means:

(i)                                     prior to the Working Capital Loan Funding Date, the occurrence of any event of default under any Second Priority Lien Document, the result of which is that: (A) the holders of Second Priority Lien Debt under such Second Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or (B) such Secured Obligations automatically become due and payable prior to the stated maturity thereof;

(ii)                                  after the Working Capital Loan Funding Date, but prior to the Discharge of First Priority Lien Obligations and prior to the Remedy Bar Lift Trigger Date, the occurrence of any event of default under any First Priority Lien Document, the result of which is that: (A) the holders of First Priority Lien Debt under such First Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or (B) such Secured Obligations automatically become due and payable prior to the stated maturity thereof;

(iii)                               after the Working Capital Loan Funding Date but prior to the Discharge of First Priority Lien Obligations and after the Remedy Bar Lift Trigger Date, the occurrence of any event of default under any First Priority Lien Document or under any Second Priority Lien Document, the result of which is that: (A) the holders of First Priority Lien Debt or the Second Priority Lien Debt under such First Priority Lien Document or Second Priority Lien Document, as the case may be, have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or (B) such Secured Obligations automatically become due and payable prior to the stated maturity thereof;

(iv)                              after the Discharge of First Priority Lien Obligations but prior to the Discharge of Second Priority Lien Obligations, the occurrence of any event of default under any Second Priority Lien Document, the result of which is that: (A) the holders of Second Priority Lien Debt under such Second Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or (B) such Secured Obligations automatically become due and payable prior to the stated maturity thereof;

(v)                                 unless otherwise agreed in writing by the holders of Other Junior Lien Debt, at any time after the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations, the occurrence of any event of default under any Other Junior Lien Document, the result of which is that: (A) the holders of Other Junior Lien Debt under such Other Junior Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or (B) such Secured Obligations automatically become due and payable prior to the stated maturity thereof.

(c)                                  “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this Agreement, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely  by reason of holding Secured Obligations.

(d)                                 “Agreement” has the meaning set forth in the preamble to this Agreement, as such agreement may be amended, modified, or supplemented from time to time pursuant to its terms and the terms of the Indenture.

(e)                                  “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(f)                                    “Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; (iii) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

(g)                                 “Business Day” means any day other than a Legal Holiday.

(h)                                 “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

(i)                                     “Capital Stock” means, (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(j)                                     “Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from either Moody’s or Standard & Poor’s, in each case, maturing within six months after the date of acquisition, (vi) AAA-rated taxable municipal securities having maturities of not more than six months including, but not limited to, auction rate securities and variable rate demand notes (for securities where the interest rate resets via a “dutch auction” or “put” mechanism, the auction date or put date will be used to determine the maturity date), (vii) U.S. corporate bonds or notes with maturities of not more than six months and having a minimum long-term credit rating of “A2” by Moody’s and “A” by Standard & Poor’s, and (viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition.

(k)                                  “Class” means (i) in the case of First Priority Lien Debt, every Series of First Priority Lien Debt, taken together, (ii) in the case of Second Priority Lien Debt, every Series of Second Priority Lien Debt, taken together, and (iii) in the case of Other Junior Lien Debt, every Series of Other Junior Lien Debt, taken together.

(l)                                     “Closing Date” means August 15, 2005.

(m)                               “Collateral Agent” has the meaning set forth in the preamble to this Agreement.

(n)                                 “Collateral Trust Joinder” means an agreement substantially in the form of Exhibit A to this Agreement.

(o)                                 “Company” has the meaning set forth in the preamble to this Agreement, and any and all successors thereto.

(p)                                 “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

(q)                                 “Discharge of First Priority Lien Obligations” means the occurrence of all of the following:

(i)                                     termination of all commitments to extend credit that would constitute First Priority Lien Debt;

(ii)                                  the (x) payment in full in cash of the principal of and interest and premium (if any) on all First Priority Lien Debt (other than any undrawn letters of credit); (y) defeasance in accordance with the applicable Secured Debt Document (if such document provides for a release of Liens on the Pledged Collateral upon such defeasance) of all First Priority Lien Debt (other than any undrawn letters of credit); or (z) conversion in accordance with the applicable Secured Debt Document (if such document provides for a release of Liens on the Pledged Collateral upon such conversion) of all First Priority Lien Debt to Capital Stock in accordance with the terms of the applicable Secured Debt Document;

(iii)                               discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Priority Lien Debt; and

(iv)                              payment in full in cash of all other First Priority Lien Obligations that are outstanding and unpaid at the time the First Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

(r)                                    “Discharge of Other Junior Lien Obligations” means the occurrence of all of the following:

(i)                                     termination of all commitments to extend credit that would constitute Other Junior Lien Debt;

(ii)                                  the (x) payment in full in cash of the principal of and interest and premium (if any) on all Other Junior Lien Debt (other than any undrawn letters of credit); (y) defeasance in accordance with the applicable Secured Debt Document (if such document provides for a release of Liens on the Pledged Collateral upon such defeasance) of all Other Junior Lien Debt (other than any undrawn letters of credit); or (z) conversion in accordance with the applicable Secured Debt Document (if such document provides for a release of Liens on the Pledged Collateral upon such conversion) of all Other Junior Lien Debt to Capital Stock in accordance with the terms of the applicable Secured Debt Document;

(iii)                               discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Other Junior Lien Debt; and

(iv)                              payment in full in cash of all other Other Junior Lien Obligations that are outstanding and unpaid at the time the Other Junior Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

(s)                                  “Discharge of Second Priority Lien Obligations” means the occurrence of all of the following:

(i)                                     termination of all commitments to extend credit that would constitute Second Priority Lien Debt;

(ii)                                  the (x) payment in full in cash of the principal of and interest and premium (if any) on all Second Priority Lien Debt (other than any undrawn letters of credit); (y) defeasance in accordance with the applicable Secured Debt Document (if such document provides for a release of Liens on the Pledged Collateral upon such defeasance) of all Second Priority Lien Debt (other than any undrawn letters of credit); or (z) conversion in accordance with the applicable Secured Debt Document (if such document provides for a release of Liens on the Pledged Collateral upon such conversion) of all Second Priority Lien Debt to Capital Stock in accordance with the terms of the applicable Secured Debt Document;

(iii)                               discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Second Priority Lien Debt; and

(iv)                              payment in full in cash of all other Second Priority Lien Obligations that are outstanding and unpaid at the time the Second Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

(t)                                    “Discharge of Senior Priority Lien Obligations” means (i) with respect to the Second Priority Lien Debt, the Discharge of First Priority Lien Obligations, and (ii) with respect to Other Junior Lien Debt, the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations.

(u)                                 “Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between Secured Parties of the same Class, that such Liens or proceeds:

(i)                                     will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

(ii)                                  will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Agent) prior to the date such distribution is made.

(v)                                 “Equity Interests” means Capital Stock, and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

(w)                               “Escrow Agent” has the meaning given in Section 2.4.

(x)                                   “Escrow Agreement” has the meaning given in Section 2.4.

(y)                                 “Escrowed Interest” has the meaning given in Section 2.4.

(z)                                   “Excluded Assets” means any of the following:

(i)                                     Any interest of the Company or any Obligor in any lease, license, contract, property rights or agreement to which the Company or any Obligor is a party (or to any of its rights or interests thereunder) to the extent that the grant of a security interest would (A) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Company or any Obligor therein; (B) constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement; or (C) require the consent of any third party, in each case except that to the extent that any such term would be rendered ineffective pursuant to
Sections 9-406, 9-407, 9-408 or 9-409 of the UCC;

(ii)                                  Any interest of the Company or any Obligor in any FCC Licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to applicable Federal law, including the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time; provided that the proceeds derived from or in connection with the sale, lease, assignment, transfer or any other disposition of, or assignment of rights under, the FCC Licenses are not “Excluded Assets;”

(iii)                               Any interest of the Company or any Obligor in any Escrowed Interest, any earnings thereon or Proceeds thereof, or any securities account or deposit account in which any Escrowed Interest (or earnings thereon or Proceeds thereof) is held.

(aa)                            “FCC” means the United States Federal Communications Commission.

(bb)                          “FCC License” means any license, authorization, approval, or permit, granted by the FCC pursuant to the Communications Act of 1934, as amended, to the Company or its Subsidiaries, whether for or in connection with the construction and/or operation of any System, including, without limitation, the MSS/ATC FCC License and similar authorizations.

(cc)                            “First Priority Debt Representative” means:

(i)                                     in the case of the Loan Agreement, the lender thereunder or the trustee, agent or other representative of lenders thereunder that is appointed as a First Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the Loan Agreement and has executed a Collateral Trust Joinder; or

(ii)                                  in the case of any other Series of First Priority Lien Debt, the trustee, agent or other representative of the holders of such Series of First Priority Lien Debt that is appointed as a First Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of First Priority Lien Debt and has executed a Collateral Trust Joinder.

(dd)                          “First Priority Debt Sharing Confirmation” means, as to any Series of First Priority Lien Debt, the written agreement of the holders of such Series of First Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of First Priority Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of First Priority Lien Debt, each existing and future First Priority Debt Representative and the Collateral Agent, that (i) all First Priority Lien Obligations will be and are secured Equally and Ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of First Priority Lien Debt, whether or not upon property otherwise constituting Pledged Collateral, (ii) all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of First Priority Lien Obligations Equally and Ratably, and (iii) the holders of Obligations in respect of such Series of First Priority Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under this Agreement.

(ee)                            “First Priority Lien” means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the First Priority Secured Parties, upon any property of the Company or any other Obligor to secure First Priority Lien Obligations.

(ff)                                “First Priority Lien Debt” means:

(i)                                     Indebtedness under the Loan Agreement;

(ii)                                  Indebtedness under any other Credit Facility that is secured by a First Priority Lien; and

(iii)                               any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other First Priority Lien Debt;

provided, that:

(w)                               such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer’s Certificate at the time of incurrence to the effect that such

Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

(x)                                   on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each First Priority Debt Representative and the Collateral Agent, as “First Priority Lien Debt” for the purposes of this Agreement and the other First Priority Lien Documents;

(y)                                 such Indebtedness is governed by an agreement that includes a First Priority Debt Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable First Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article IV of this Agreement; and

(z)                                   all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements have been satisfied and that such Indebtedness is “First Priority Lien Debt”).

(gg)                          “First Priority Lien Documents” means the Loan Agreement, each First Priority Sharing Confirmation, the Security Documents, each agreement evidencing any other Series of First Priority Lien Debt and all other agreements governing, securing or relating to any First Priority Lien Obligations.

(hh)                          “First Priority Lien Obligations” means the First Priority Lien Debt and all other Obligations in respect of First Priority Lien Debt.

(ii)                                  “First Priority Secured Parties” means the holders of First Priority Lien Obligations and the First Priority Debt Representatives.

(jj)                                  “First Priority Trust Estate” has the meaning given in Section 2.1.

(kk)                            “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

(ll)                                  “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof) of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

(mm)                      “Guarantors” means:

(i)                                     ICO Satellite Management LLC, ICO Satellite Services Limited, ICO Services Limited, ICO Global Communications (Canada) Inc. and ICO Satellite Services GP;

(ii)                                  any other Subsidiary of the Company that becomes a Guarantor under any Secured Debt Document; and

(iii)                               their respective successors and assigns.

(nn)                          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements entered into solely to provide protection against movements in interest rates and not for any speculative purpose, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to manage interest rates or interest rate risk, and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

(oo)                          “Indebtedness” means with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker’s acceptances; (iv) representing Capital Lease Obligations; (v) representing the balance deferred and unpaid of the purchase price of any property or services; or (vi) representing any Hedging Obligations. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

(pp)                          “Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company or any of its Subsidiaries or any of the Pledged Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

(qq)                          “Indemnitee” has the meaning set forth in Section 8.9(a).

(rr)                                “Indenture” has the meaning set forth in the recitals to this Agreement.

(ss)                            “Insolvency Proceeding” means: (i) any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the

Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, including any case under Title 11 of the United States Code or any comparable foreign law equivalent, or any successor bankruptcy law, in each case whether or not voluntary; provided that in the case of an involuntary petition in bankruptcy, such petition has not been discharged within sixty (60) days of its filing; (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; (iii) the Company or any other Obligor shall shall admit in writing its inability to pay its debts as they become due or (iv) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

(tt)                                “Junior Priority Debt Documents” mean each agreement evidencing Junior Priority Lien Obligations, the Security Documents and all other agreements governing, securing or relating to Junior Priority Lien Obligations.

(uu)                          “Junior Priority Debt Representatives” means (i) with respect to the First Priority Lien Debt, the Second Priority Debt Representatives and the Other Junior Debt Representatives, and (ii) with respect to the Second Priority Lien Debt, the Other Junior Debt Representatives.

(vv)                          “Junior Priority Lien” means (i) with respect to the First Priority Secured Parties, the Second Priority Lien and the Other Junior Liens, and (ii) with respect to the Second Priority Secured Parties, the Other Junior Liens.

(ww)                      “Junior Priority Lien Obligations” means, with respect to a Junior Priority Secured Party, the Obligations owed to such Person.

(xx)                              “Junior Priority Secured Parties” means (i) with respect to the First Priority Secured Parties, the Second Priority Secured Parties and the Other Junior Secured Parties, and (ii) with respect to the Second Priority Secured Parties, the Other Junior Secured Parties.

(yy)                          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

(zz)                              “Lender” has the meaning set forth in the preamble hereto.

(aaa)                      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

(bbb)                   “Lien Priority Confirmation” means:

(i)                                     as to any Series of First Priority Lien Debt, the written agreement of the holders of such Series of First Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of First Priority Lien Debt, for the enforceable benefit of all holders of each existing and future holders of Permitted Prior Liens and the Collateral Agent, to be bound by the provisions of this Agreement;

(ii)                                  as to any Series of Second Priority Lien Debt, the written agreement of the holders of such Series of Second Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Second Priority Lien Debt, for the enforceable benefit of all holders of each existing and future holders of Permitted Prior Liens, each existing and future Series of First Priority Lien Debt, each existing and future First Priority Debt Representative and the Collateral Agent, to be bound by the provisions of this Agreement; and

(iii)                               as to any Series of Other Junior Lien Debt, the written agreement of the holders of such Series of Other Junior Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Other Junior Lien Debt, for the enforceable benefit of all holders of all existing and future Permitted Prior Liens, of each existing and future Series of First Priority Lien Debt, each existing and future Series of Second Priority Lien Debt, each existing and future First Priority Debt Representative, each existing and future Second Priority Debt Representative and the Collateral Agent, to be bound by the provisions of this Agreement.

(ccc)                      “Loan Agreement” has the meaning set forth in the recitals to this Agreement.

(ddd)                   “Mobile Communications System” means any specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, data transmission system or other radio communications system.

(eee)                      “New Secured Debt” has the meaning given in Section 2.9.

(fff)                            “Notes” has the meaning set forth in the recitals to this Agreement.

(ggg)                   “Notice of Actionable Default” means a written notice given to the Collateral Agent stating that an Actionable Default has occurred and is continuing.

(hhh)                   “Obligations” means, with respect to any Indebtedness of any Person (collectively, without duplication):

(i)                                     all debt, financial liabilities and obligations of such Person of whatsoever nature and howsoever evidenced (including principal, interest (including interest accruing, at the then applicable rate, after the filing of any petition in bankruptcy or the commencement of any Insolvency Proceeding, whether or not a claim for post-filing or post-petition interest is allowed  in such proceeding), fees, reimbursement obligations, cash cover obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the providers or holders of such Indebtedness or to any agent, trustee or other representative of such providers or holders of such Indebtedness under or pursuant to each agreement, document or instrument evidencing, securing, guaranteeing or relating to such Indebtedness, financial liabilities or obligations relating to such Indebtedness (including Secured Debt Documents applicable to such Indebtedness (if any)), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement, document or instrument;

(ii)                                  any and all sums paid or advanced by the Collateral Agent or any other Person in order to preserve the Pledged Collateral or any other collateral securing such Indebtedness or to preserve the Liens and security interests in the Pledged Collateral or any other collateral securing such Indebtedness; and

(iii)                               the costs and expenses of collection and enforcement of the obligations referred to in clauses (i) and (ii), including: (A) the costs and expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Pledged Collateral or any other collateral; (B) the costs and expenses of any exercise by the Collateral Agent or any other Person of its rights under the Security Documents or any other security documents; and (C) reasonable attorneys’ fees and expenses and court costs.

(iii)                               “Obligor” means the Company and each other Person (if any) that at any time provides collateral security for any Secured Debt Obligations.

(jjj)                               “Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two officers of the Company, who must be the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or other principal accounting officer, including: (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

(kkk)                      “Other Junior Debt Representative” means the trustee, agent or other representative for the holders of a Series of Other Junior Lien Debt that is appointed as an Other Junior Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Other Junior Lien Debt and has executed a Collateral Trust Joinder.

(lll)                               “Other Junior Lien” means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the Other Junior Secured Parties, upon any property of the Company or any other Obligor to secure Other Junior Lien Obligations.

(mmm)             “Other Junior Lien Debt” means Third Party Subordinated Indebtedness secured by the property and assets of the Company; provided, that

(i)                                     all such property and assets must be part of the Pledged Collateral and any such Liens must be junior to all First Priority Liens and Second Priority Liens in accordance with the terms hereof;

(ii)                                  such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer’s Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

(iii)                               on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Other Junior Debt Representative and the Collateral Agent, as “Other Junior Lien Debt” for the purposes of this Agreement and the other Other Junior Lien Documents;

(iv)                              such Indebtedness is governed by an agreement that includes an Other Junior Lien Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness to vote with respect to such Indebtedness in accordance with Article IV of this Agreement; and

(v)                                 all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements have been satisfied and that such Indebtedness is “Other Junior Lien Debt”).

(nnn)                   “Other Junior Lien Debt Sharing Confirmation” means, as to any Series of Other Junior Lien Debt, the written agreement of the holders of such Series of Other Junior Lien Debt, as set forth in the indenture or other agreement governing such Series of Other Junior Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Other Junior Lien Debt, each existing and future Other Junior Debt Representative and the Collateral Agent, (i) setting forth the priority of such Series of Other Junior Lien Debt in relation to all Other Junior Lien Obligations with respect to sharing of proceeds of Pledged Collateral, voting and other matters under this Agreement, and (ii) providing that the holders of Obligations in respect of such Series of Other Junior Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under this Agreement.

(ooo)                   “Other Junior Lien Documents” means each agreement evidencing Other Junior Lien Debt and all other agreements governing, securing or relating to any Other Junior Lien Obligations.

(ppp)                   “Other Junior Lien Obligations” means the Other Junior Lien Debt and all other Obligations in respect of Other Junior Lien Debt.

(qqq)                   “Other Junior Lien Trust Estate” has the meaning given in Section 2.3.

(rrr)                            “Other Junior Secured Parties” means the holders of Other Junior Lien Obligations and the Other Junior Debt Representatives.

(sss)                      “Parent” has the meaning given in the preamble to this Agreement.

(ttt)                            “Permitted Prior Liens” means (i) Liens to secure the performance of statutory obligations, performance bonds or other obligations of a like nature; (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; and (iii) Liens imposed by law, such as carriers’, warehousemen’s, materialmans’, landlord’s and mechanics’ Liens; provided, however, that in each case such Liens shall be Permitted Prior Liens only to the extent that under applicable law or contract such Liens are entitled to priority over the Liens granted by the Security Documents.

(uuu)                   “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(vvv)                   “Pledged Collateral” has the meaning set forth in the recitals to this Agreement.

(www)             “Remedy Bar Lift Trigger Date” means, at any time prior to the Discharge of First Priority Lien Obligations and after the occurrence of an event of default as defined in and under any Second Priority Lien Document, the earlier of (i) the date that is 180 days after the occurrence of such event of default and (ii) the date of the commencement of any Insolvency Proceeding in respect of the Company or any Obligor.

(xxx)                         “Responsible Officer” means, with respect to the Collateral Agent or any Secured Debt Representative, any officer within the corporate trust department of the Collateral Agent or such Secured Debt Representative, as the case may be, including any managing director, director, vice president, assistant vice president, associate, trust officer or any other officer of the Collateral Agent or such Secured Debt Representative, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time will be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of this Agreement.

(yyy)                   “Second Priority Debt Representative” means:

(i)                                     in the case of the Notes, the Indenture Trustee; or

(ii)                                  in the case of any other Series of Second Priority Lien Debt, the trustee, agent or other representative of the holders of such Series of Second Priority Lien

Debt that is appointed as a Second Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Second Priority Lien Debt and has executed a Collateral Trust Joinder.

(zzz)                         “Second Priority Debt Sharing Confirmation” means, as to any Series of Second Priority Lien Debt, the written agreement of the holders of such Series of Second Priority Lien Debt, as set forth in the indenture or other agreement governing such Series of Second Priority Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Second Priority Lien Debt, each existing and future Second Priority Debt Representative and the Collateral Agent, that (i) all Second Priority Lien Obligations will be and are secured Equally and Ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Second Priority Lien Debt, whether or not upon property otherwise constituting Pledged Collateral, (ii) all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Second Priority Lien Obligations Equally and Ratably, and (iii) the holders of Obligations in respect of such Series of Second Priority Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under this Agreement.

(aaaa)                “Second Priority Lien Documents” means the Indenture, the Notes, each Second Priority Sharing Confirmation, the Security Documents, each agreement evidencing any other Series of Second Priority Lien Debt and all other agreements governing, securing or relating to any Second Priority Lien Obligations.

(bbbb)            “Second Priority Lien” means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the Second Priority Secured Parties, upon any property of the Company or any other Obligor to secure Second Priority Lien Obligations.

(cccc)                “Second Priority Lien Debt” means:

(i)                                     the Notes issued on the Closing Date and any other Notes issued pursuant to the Indenture;

(ii)                                  subject to the provisions of Section 4.4(a)(iii), Indebtedness under any other Credit Facility that is secured by a Second Priority Lien; and

(iii)                               any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other Second Priority Lien Debt;

provided, that in the case of any Indebtedness referred to in clause (ii) or (iii) of this definition:

(w)                               such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document (or the lenders under such Indebtedness obtained an Officer’s Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Secured Debt Document);

(x)                                   on or before the date on which such Indebtedness is incurred by the Company or the applicable Subsidiary, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Second Priority Debt Representative and the Collateral Agent, as “Second Priority Lien Debt” for the purposes of this Agreement and the other Second Priority Lien Documents;

(y)                                 such Indebtedness is governed by an agreement that includes a Second Priority Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the holder of such Indebtedness and the applicable Second Priority Debt Representative to vote with respect to such Indebtedness in accordance with Article IV of this Agreement; and

(z)                                   all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Liens to secure such Indebtedness and all Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements have been satisfied and that such Indebtedness is “Second Priority Lien Debt”).

(dddd)            “Second Priority Lien Obligations” means the Second Priority Lien Debt and all other Obligations in respect of Second Priority Lien Debt.

(eeee)                “Second Priority Secured Parties” means the holders of Second Priority Lien Obligations and the Second Priority Debt Representatives.

(ffff)                        “Second Priority Trust Estate” has the meaning set forth in Section 2.2.

(gggg)            “Secured Debt” means First Priority Lien Debt, Second Priority Lien Debt and Other Junior Lien Debt.

(hhhh)            “Secured Debtholder” means, at any time, a Person that is at that time the holder of any Secured Debt or has any commitment with respect to any Secured Debt or the issuance of any letters of credit under any Secured Debt Document or the making of any loans under any Secured Debt Document.

(iiii)                            “Secured Debt Default” means any event or condition which, under the terms of any Secured Debt Document, causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

(jjjj)                            “Secured Debt Documents” means the First Priority Lien Documents, the Second Priority Lien Documents and the Other Junior Lien Documents.

(kkkk)                “Secured Debt Representative” means each First Priority Debt Representative, each Second Priority Debt Representative and each Other Junior Debt Representative.

(llll)                            “Secured Obligations” means the First Priority Lien Obligations, the Second Priority Lien Obligations and the Other Junior Lien Obligations.

(mmmm)    “Secured Obligations Termination Date” means the date on which all actions required to be taken and all amounts required to be paid for the Discharge of the First Priority Lien Obligations, the Discharge of the Second Priority Lien Obligations and the Discharge of the Other Junior Lien Obligations have been so taken or paid.

(nnnn)            “Secured Parties” means the First Priority Secured Parties, the Second Priority Secured Parties and the Other Junior Secured Parties.

(oooo)            “Security Agreement” means an agreement or agreements by an Obligor in favor of the Collateral Agent granting a security interest and pledge in assets and properties (other than Excluded Assets) of the Obligor, whether owned at any relevant time or thereafter acquired.

(pppp)            “Security Documents” means this Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon Pledged Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time in accordance with its terms.

(qqqq)            “Senior Priority Debt Representatives” means (i) with respect to the Second Priority Lien Debt, the First Priority Debt Representatives, and (ii) with respect to the Other Junior Lien Debt, the First Priority Debt Representatives and the Second Priority Debt Representatives.

(rrrr)                        “Senior Priority Lien” means (i) with respect to the Second Priority Secured Parties, Permitted Prior Liens and First Priority Liens, and (ii) with respect to the Other Junior Secured Parties, Permitted Prior Liens, First Priority Liens and Second Priority Liens.

(ssss)                “Senior Priority Lien Documents” each agreement evidencing Senior Priority Lien Obligations, the Security Documents and all other agreements governing, securing or relating to any Senior Priority Lien Obligations.

(tttt)                        “Senior Priority Lien Obligations” means, with respect to a Senior Priority Secured Party, the Obligations owed to such Person.

(uuuu)            “Senior Priority Secured Parties” means (i) with respect to the Second Priority Secured Parties, the First Priority Secured Parties, and (ii) with respect to the Other Junior Secured Parties, the First Priority Secured Parties and the Second Priority Secured Parties.

(vvvv)            “Series of First Priority Lien Debt” means, severally, the Indebtedness incurred under the Loan Agreement and each other issue or series of First Priority Lien Debt incurred under one or more related documents.

(wwww)    “Series of Second Priority Lien Debt” means, severally, the Indebtedness incurred under the Indenture and the Notes and each other issue or series of Second Priority Lien Debt incurred under one or more related documents.

(xxxx)                    “Series of Other Junior Lien Debt” means, severally, each issue or series of Other Junior Lien Debt incurred under one or more related documents.

(yyyy)            “Series of Secured Debt” means, severally, each Series of First Priority Lien Debt, each series of Second Priority Lien Debt and each Series of Other Junior Lien Debt.

(zzzz)                    “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

(aaaaa)          “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(bbbbb)     “Third Party Subordinated Indebtedness” means Indebtedness loaned to the Company or a Subsidiary of the Company by a Person other than an Affiliate of the Company that is contractually subordinated in right of payment and in all other respects to the First Priority Lien Obligations and the Second Priority Lien Obligations and is otherwise in the form required by the Secured Debt Documents.

(ccccc)          “Trust Estates” has the meaning set forth in Section 2.3.

(ddddd)     “UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

(eeeee)          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

(fffff)                    “Working Capital Loan Funding Date” means the date of the initial borrowing or draw by the Company under the Loan Agreement.

(ggggg)     “Working Capital Facility” has the meaning set forth in the recitals to this Agreement.

Section 1.2                                      Rules of Interpretation.

(a)                                  All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings therein set forth.

(b)                                 Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)                                  The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)                                 References to “Sections” and “clauses” will be to Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

(e)                                  References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided.

(f)                                    References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(g)                                 This Agreement, the other Security Documents and any documents or instruments delivered pursuant hereto will be construed without regard to the identity of the party who drafted it. Each and every provision of this Agreement, the other Security Documents and any instruments and documents entered into and delivered in connection therewith will be construed as though the parties participated equally in the drafting thereof. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents and any instruments and documents entered into and delivered in connection with this Agreement or any of the other Security Documents.

ARTICLE II  THE TRUST ESTATES

Section 2.1                                      Declaration of First Priority Trust

(a)                                  To secure the payment of the First Priority Lien Obligations and in consideration of and subject to the mutual agreements set forth in this Agreement, each of the Obligors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of First Priority Lien Obligations, all of such Obligor’s right, title and interest in, to and under all Pledged Collateral granted to the Collateral Agent under any Security Document for the benefit of the First Priority Secured Parties, and the Collateral Agent hereby accepts and agrees to hold all of the Collateral Agent’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “First Priority Trust Estate”). The Collateral Agent and its successors and assigns under this Agreement will hold the First Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of First Priority Lien Obligations as security for the payment of all present and future First Priority Lien Obligations. The parties declare and covenant that the First Priority Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

(b)                                 If at any time:

(i)                                     all Liens granted in favor of the First Priority Secured Parties by any and all of the Security Documents have been released as provided in Section 5.1;

(ii)                                  the Collateral Agent holds no other property in trust as part of the First Priority Trust Estate;

(iii)                               no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

(iv)                              the Company delivers to the Collateral Agent an Officer’s Certificate stating that all Liens of the Collateral Agent have been released in compliance with all applicable provisions of the First Priority Lien Documents and that the Obligors are not required by any First Priority Lien Document to grant or maintain any Lien upon any property to secure the First Priority Lien Obligations;

then the first priority trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 8.8 and 8.9 hereof enforceable by the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) or any other Indemnitees will remain enforceable in accordance with their terms.

(c)                                  As of August 15, 2005, there are no First Priority Lien Obligations outstanding.

Section 2.2                                      Declaration of Second Priority Trust.

(a)                                  To secure the payment of the Second Priority Lien Obligations and in consideration of and subject to the mutual agreements set forth in this Agreement, each of the Obligors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Second Priority Lien Obligations, all of such Obligor’s right, title and interest in, to and under all Pledged Collateral granted to the Collateral Agent under any Security Document for the benefit of the Second Priority Secured Parties, and the Collateral Agent hereby accepts and agrees to hold all of the Collateral Agent’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Second Priority Trust Estate”). The Collateral Agent and its successors and assigns under this Agreement will hold the Second Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Second Priority Lien Obligations as security for the payment of all present and future Second Priority Lien Obligations. The parties declare and covenant that the Second Priority Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

(b)                                 If at any time:

(i)                                     all Liens granted in favor of the Second Priority Secured Parties by any and all of the Security Documents have been released as provided in Section 5.1;

(ii)                                  the Collateral Agent holds no other property in trust as part of the Second Priority Trust Estate;

(iii)                               no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

(iv)                              the Company delivers to the Collateral Agent an Officer’s Certificate stating that all Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Second Priority Lien Documents and that the Obligors are not required by any Second Priority Lien Document to grant or maintain any Lien upon any property to secure the Second Priority Lien Obligations;

then the second priority trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 8.8 and 8.9 hereof enforceable by the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) or any other Indemnitees will remain enforceable in accordance with their terms.

Section 2.3                                      Declaration of Other Junior Lien Trust.

(a)                                  To secure the payment of the Other Junior Lien Obligations and in consideration of and subject to the mutual agreements set forth herein, each of the Obligors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Other Junior Lien Obligations, all of such Obligor’s right, title and interest in, to and under all Pledged Collateral granted to the Collateral Agent under any Security Document for the benefit of the Other Junior Secured Parties, and the Collateral Agent hereby accepts and agrees to hold all of the Collateral Agent’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Other Junior Lien Trust Estate,” and together with the First Priority Trust Estate and the Second Priority Trust Estate, the “Trust Estates”). The Collateral Agent and its successors and assigns under this Agreement will hold the Other Junior Lien Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Other Junior Lien Obligations as security for the payment of all present and future Other Junior Lien Obligations. The parties declare and covenant that the Other Junior Lien Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

(b)                                 If at any time:

(i)                                     all Liens granted in favor of the Other Junior Secured Parties by any and all of the Security Documents have been released as provided in Section 5.1;

(ii)                                  the Collateral Agent holds no other property in trust as part of the Other Junior Lien Trust Estate;

(iii)                               no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

(iv)                              the Company delivers to the Collateral Agent an Officer’s Certificate stating that all Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Other Junior Lien Documents and that the Obligors are not required by any Other Junior Lien Document to grant or maintain any Lien upon any property to secure the Other Junior Lien Obligations, then the other junior lien trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 8.8 and 8.9 hereof enforceable by the Collateral Agent or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) or any other Indemnitee will remain enforceable in accordance with their terms.

Section 2.4                                      Escrow. In connection with the issuance of any Series of Secured Debt, any Obligor may enter into an escrow agreement (each, an “Escrow Agreement”) with an escrow agent (each, an “Escrow Agent”), which may be the Collateral Agent, pursuant to which such Obligor may deposit with the Escrow Agent, from the proceeds of such Series of Secured Debt, an amount equal to that amount of interest payments on the Series of Secured Debt specified in a Security Document for such Series of Secured Debt (the “Escrowed Interest”) and may grant a security interest to the Escrow Agent in such Escrowed Interest to secure all Secured Obligations under such Series of Secured Debt. Notwithstanding anything to the contrary set forth in this Agreement, the Escrowed Interest (and any earnings thereon) for a Series of Secured Debt shall not secure any Series of Secured Debt other than the Secured Obligations under the Series of Secured Debt to which it is pledged, shall not be part of any Trust Estate, and shall be applied to payment of the Series of Secured Debt it secures in accordance the terms of the respective Escrow Agreement and the other Secured Debt Documents.

Section 2.5                                      Priority of Liens.

(a)                                  It is the intent of the parties hereto that:

(i)                                     this Agreement and the Security Documents create three separate and distinct Trust Estates and Liens:  the First Priority Trust Estate and Lien securing the payment and performance of the First Priority Lien Obligations, the Second Priority Trust Estate and Lien securing the payment and performance of the Second Priority Lien Obligations and the Other Junior Lien Trust Estate and Lien securing the payment and performance of the Other Junior Lien Obligations;

(ii)                                  (x) the Liens securing the Second Priority Lien Obligations are subject and subordinate to the Liens securing the Permitted Prior Liens and First Priority Lien Obligations, and (y) the Liens securing the Other Junior Lien Obligations are subject and subordinate to the Liens securing the Permitted Prior Liens and the First Priority Lien Obligations and the Liens securing the Second Priority Lien Obligations; and

(iii)                               subject to the provisions of this Agreement relating to the rights to proceeds of the sale of property subject to the Liens described herein, any sale of property pursuant to a Lien described hereunder permitted under the applicable Secured Debt Document or under Section 2.7(a)(iv) hereof will extinguish all Liens subordinate to the Lien pursuant to which such sale was made, and any property so sold will be sold free and clear of all such subordinate Liens.

(b)                                 The parties hereto agree that, in no event will (other than with respect to Escrowed Interest):

(i)                                     The First Priority Debt Representative or any First Priority Secured Parties have a Lien on or security interest in any Pledged Collateral that is not subject to the Second Priority Lien of the Second Priority Secured Parties;

(ii)                                  the Second Priority Debt Representatives or any Second Priority Secured Parties have a Lien on or security interest in any Pledged Collateral that is not subject and subordinate to the First Priority Lien of the First Priority Secured Parties; and

(iii)                               the Other Junior Debt Representatives or any Other Junior Secured Parties have a Lien on or security interest in any Pledged Collateral that is not subject and subordinate to the First Priority Lien of the First Priority Secured Parties and the Second Priority Lien of the Second Priority Secured Parties.

Section 2.6                                      Enforcement of Liens.

(a)                                  Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the Junior Priority Secured Parties will not:

(i)                                     request judicial relief, in an Insolvency Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Senior Priority Secured Parties in respect of the Pledged Collateral or that would limit, invalidate, avoid or set aside any Senior Priority Lien or subordinate any Senior Priority Liens to any Junior Priority Liens or grant Junior Priority Liens equal ranking to any Senior Priority Liens;

(ii)                                  oppose or otherwise contest any motion for relief from the automatic stay or file or otherwise support any injunction against foreclosure or enforcement of Senior Priority Liens made by any Senior Priority Secured Parties in any Insolvency Proceedings;

(iii)                               oppose or otherwise contest any lawful exercise by any Senior Priority Secured Parties of the right to credit bid Senior Priority Lien Debt at any sale in foreclosure of Senior Priority Liens; or

(iv)                              oppose or otherwise contest any other request for judicial relief made in any court by any Senior Priority Secured Party relating to the lawful enforcement of any Senior Priority Lien against the Pledged Collateral.

(b)                                 Prior to the Remedy Bar Lift Trigger Date, subject to the rights of any holders of Permitted Prior Liens, the First Priority Secured Parties will have the exclusive right to enforce rights and exercise remedies with respect to any Pledged Collateral that is part of the First Priority Trust Estate, regardless of whether such Pledged Collateral may also be part of the Second Priority Trust Estate or the Other Junior Lien Trust Estate. Notwithstanding the foregoing, subject to the rights of any holders of Permitted Prior Liens, the Second Priority Secured Parties may enforce rights, exercise remedies and take actions:

(i)                                     without any condition or restriction whatsoever, at any time prior to the Working Capital Loan Funding Date or after the Discharge of First Priority Lien Obligations;

(ii)                                  as necessary to redeem (subject to the prior Discharge of First Priority Lien Obligations) any Pledged Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Pledged Collateral remaining after the Discharge of First Priority Lien Obligations in the event of foreclosure or other enforcement of any prior Lien;

(iii)                               as necessary to perfect or establish the priority (subject to Senior Priority Liens) of the Second Priority Liens upon any Pledged Collateral; or

(iv)                              as necessary to create, prove, preserve or protect (but not enforce) the Second Priority Liens upon any Pledged Collateral.

(c)                                  On or after the Remedy Bar Lift Trigger Date, subject to the rights of any holders of Permitted Prior Liens, and subject to the Collateral Agent’s obligation to comply with the Act of Required Debtholders, the First Priority Secured Parties and the Second Priority Secured Parties will each have the right to instruct the Collateral Agent to enforce rights and exercise remedies with respect to any Pledged Collateral that is part of the First Priority Trust Estate or the Second Priority Trust Estate. Notwithstanding the foregoing, subject to the rights of any holders of Permitted Prior Liens, the Other Junior Secured Parties may enforce rights, exercise remedies and take actions:

(i)                                     without any condition or restriction whatsoever, at any time after the Discharge of First Priority Lien Obligations and the Discharge of the Second Priority Lien Obligations;

(ii)                                  as necessary to redeem (subject to the prior Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations) any Pledged Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Pledged Collateral remaining after the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations in the event of foreclosure or other enforcement of any prior Lien;

(iii)                               as necessary to perfect or establish the priority (subject to Senior Priority Liens) of the Other Junior Liens upon any Pledged Collateral; or

(iv)                              as necessary to create, prove, preserve or protect (but not enforce) the Other Junior Liens upon any Pledged Collateral.

(d)                                 In exercising rights and remedies with respect to the Pledged Collateral, subject to the rights of any holders of Permitted Prior Liens, the First Priority Secured Parties and, after the Remedy Bar Lift Trigger Date, but subject to the Collateral Agent’s obligation to comply with an Act of Required Debtholders, the Second Priority Secured Parties, may enforce (or refrain from enforcing) the provisions of the Security Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies available at law or in equity, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(i)                                     the exercise or forbearance from exercise of all rights and remedies in respect of the Pledged Collateral and/or the applicable Liens;

(ii)                                  the enforcement or forbearance from enforcement of any Lien in respect of the Pledged Collateral;

(iii)                               the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Pledged Collateral to the extent provided in the Security Documents;

(iv)                              the acceptance of the Pledged Collateral in full or partial satisfaction of the applicable Obligations, but only with the consent of each First Priority Debt Representative; and

(v)                                 the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(e)                                  The parties hereto agree that:

(i)                                     Prior to the Discharge of First Priority Lien Obligations, the Second Priority Secured Parties and the Collateral Agent may not assert or enforce any right of marshalling accorded to junior lienholders, as against the First Priority Secured Parties (in their capacity as priority lienholders), under equitable principles.

(ii)                                  Prior to the Discharge of First Priority Lien Obligations and the Discharge of Second Priority Lien Obligations, the Other Junior Secured Parties and the Collateral Agent may not assert or enforce any right of marshalling accorded to junior lienholders, as against the First Priority Secured Parties or the Second Priority Secured Parties (each, in their capacity as priority lienholders), under equitable principles.

(f)                                    Except for payments received free from the Senior Priority Liens as provided in Section 2.6(g), (i) all proceeds of Pledged Collateral received by any Junior Priority Debt Representative, the Collateral Agent or any holder of Junior Priority Liens at any time prior to the Discharge of Senior Priority Lien Obligations, will be held by such Junior Priority Debt Representative, the Collateral Agent or such holder, as the case may be, for the account of the holders of Senior Priority Liens and remitted to the applicable Senior Priority Debt Representative or the Collateral Agent in accordance with the terms of the Senior Priority Debt Documents.

(g)                                 Except for prepayments and except for payments that are made from or constitute proceeds of property subject to Senior Priority Liens and that are received by any Junior Priority Debt Representative or the Collateral Agent or any holder of Junior Priority Lien Obligations at any time prior to the Discharge of Senior Priority Lien Obligations and after (i) the commencement of any Insolvency Proceeding in respect of the Company or any other Obligor or (ii) any Junior Priority Debt Representative and the Collateral Agent shall have received written notice from any Senior Priority Debt Representative stating that (A) any Senior Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Senior Priority Liens have become entitled to and desire to enforce any or all of the Priority Liens by reason of a default under any Senior Priority Debt Document:

(i)                                     no payment of money (or the equivalent of money) made by the Company or any other Obligor to any Junior Priority Debt Representative, the Collateral Agent or any other holder of Junior Priority Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Priority Lien Obligations and all other payments and deposits made pursuant to any provision of the Junior Priority Debt Document) will in any event be the subject to the foregoing provisions of this Section 2.6; and

(ii)                                  all payments permitted to be received under this Section 2.6(g) will be received by the applicable Junior Priority Debt Representative, the Collateral Agent and other holders of Junior Priority Lien Obligations free from the Senior Priority Liens and all other Liens except the Junior Priority Liens.

Section 2.7                                      Special Rights in Insolvency Proceedings

(a)                                  Subject to clause (b) below, if in any Insolvency Proceeding, the holders of Senior Priority Lien Obligations consent to any order:

(i)                                     for use of cash collateral, provided, that such order does not provide for the release of any Pledged Collateral;

(ii)                                  approving a debtor-in-possession financing in an amount not to exceed $75 million less the amount outstanding, if any, under the Working Capital Facility, secured by a Lien that is senior to or pari passu with all Senior Priority Liens upon any property of the estate in such Insolvency Proceeding;

(iii)                               granting any relief on account of Senior Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Senior Priority Lien Obligations in the Pledged Collateral subject to Senior Priority Liens; or

(iv)                              relating to a sale of assets of the Company or any other Obligor that provides, to the extent the assets sold are to be free and clear of Liens, that all Senior Priority Liens and Junior Priority Liens will attach to the proceeds of the sale;

then the Junior Priority Secured Parties, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest and will provide for the entry of such order, so long as none of the Senior Priority Secured Parties in any respect opposes or otherwise contests any request made by any Junior Priority Secured Party for the grant to the Collateral Agent, for the benefit of any Junior Priority Secured Parties, of a Junior Priority Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Senior Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.5 of this Agreement, as applicable) to, all such Senior Priority Liens on such property.

(b)                                 Notwithstanding the foregoing, (i) the Junior Priority Secured Parties may oppose or contest any such order described in clause (a) above on any grounds that may be asserted by a holder of unsecured claims, and (ii) they may object to the confirmation of any plan of reorganization or similar dispositive restructuring plan that may have been filed by a party in interest and appear and be heard at the confirmation hearing on such plan.

(c)                                  The Junior Priority Secured Parties will not file or prosecute in any Insolvency Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Pledged Collateral under any Junior Priority Liens, provided that they may freely seek and obtain relief granting a Lien, provided that such Lien may be co-extensive in all respects with, but shall be subordinated (as set forth Section 2.5 of this Agreement, as applicable) to, all Liens granted in the Insolvency Proceeding to, or for the benefit of, the holders of Senior Priority Lien Obligations, and if they seek and obtain relief providing for the payment of monies during the course of the Insolvency Proceedings, such payment shall be subordinate to any payment made to the holders of Senior Priority Lien Obligations in accordance with this Agreement.

(d)                                 If in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens on any property of the reorganized debtor are distributed both on account of Senior Priority Lien Obligations and on account of Junior Priority Lien Obligations, then, to the extent that the debt obligations distributed on account of the Senior Priority Lien Obligations and on account of the Junior Priority Lien Obligations are secured by Liens on the same property, the provisions of Section 2.5 and Section 2.6 of this Agreement will survive the distribution of those debt obligations pursuant to the plan and will apply with like effect to the Liens securing those debt obligations.

Section 2.8                                      Pledged Collateral Shared Equally and Ratably Within Each Class. Unless otherwise agreed in writing by the affected parties, the parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured Equally and Ratably by the security interests established in favor of the Collateral Agent for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.8 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.5 and Section 2.6 hereof.

Section 2.9                                      Additional Obligations and Guarantees.

(a)                                  The Company or other applicable Obligor will be permitted to designate as additional Secured Debtholders hereunder each Person who is, or who becomes, the registered holder of First Priority Lien Debt, Second Priority Lien Debt or Other Junior Lien Debt incurred by the Company or such other Obligor after the date of this Agreement in accordance with the terms of the Secured Debt Documents. The Company or other applicable Obligor may effect such designation by delivering to the Collateral Agent, with copies to each previously identified Secured Debt Representative, each of the following:

(i)                                     An Officer’s Certificate (A) stating that the Company or such other Obligor intends to incur additional Secured Debt (“New Secured Debt”) which will either be (x) First Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a First Priority Lien on a pari passu basis with all previously existing First Priority Lien Debt , (y) Second Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Second Priority Lien on a pari passu basis with all previously existing Second Priority Lien Debt, or (z) Other Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with an Other Junior Lien on a pari passu basis with all previously existing Other Junior Lien Debt or as has otherwise been agreed by the affected parties with respect to such Other Junior Lien Debt; (B) describing any additional Guarantees or Security Agreements required under the terms of the Secured Debt Documents relating to the New Secured Debt; (C) setting forth the amount of the New Secured Debt; and (D) reciting the provisions of this Agreement or applicable Secured Debt Documents pursuant to which the New Secured Debt is permitted;

(ii)                                  Evidence that the Security Agreements and Guarantees described in the Officer’s Certificate have been duly authorized, executed and delivered by the parties thereto;

(iii)                               Evidence that the Company or such other Obligor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the New Secured Debt is secured by the Pledged Collateral; and

(iv)                              A written notice specifying the name and address of the Secured Debt Representative for such series of New Secured Debt for purposes of Section 8.5.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Obligor to incur additional Indebtedness unless otherwise permitted by the terms of the Secured Debt Documents.

(b)                                 In the event that after the date of this Agreement, the Company or any other Obligor is required by the terms of any Secured Debt Document to add a Subsidiary of the Company as a Guarantor, the Company shall cause such Guarantor to (i) comply with the provisions hereof, (ii) execute a Collateral Trust Joinder and deliver such Collateral Trust Joinder to the Collateral Agent, (iii) execute a Security Agreement and deliver such Security Agreement to the Collateral Agent.

ARTICLE III  OBLIGATIONS AND POWERS OF COLLATERAL AGENT

Section 3.1                                      Undertaking of the Collateral Agent.

(a)                                  Subject to, and in accordance with, this Agreement, the Collateral Agent will, for the benefit solely and exclusively of the present and future Secured Parties:

(i)                                     accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Pledged Collateral subject thereto, and all security interests created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(ii)                                  take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Pledged Collateral subject thereto and such interests, rights, powers and remedies;

(iii)                               deliver and receive notices pursuant to the Security Documents;

(iv)                              sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Pledged Collateral under the Security Documents and its other interests, rights, powers and remedies;

(v)                                 remit as provided in Section 3.4 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Pledged Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(vi)                              execute and deliver amendments to the Security Documents as from time to time authorized and directed by an Act of Required Debtholders accompanied by an Officer’s Certificate to the effect that the amendment was permitted by each applicable Secured Debt Document; and

(vii)                           release any Lien granted to it by any Security Document upon any Pledged Collateral if and as required by Section 5.1(b).

(b)                                 Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to it.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Pledged Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have received a Notice of Actionable Default, and then only in accordance with the provisions of this Agreement.

Section 3.2                                      Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien of the Collateral Agent or consent to the release or subordination of any Lien of the Collateral Agent, except:

(a)                                  as directed by an Act of Required Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b)                                 as required by Article V;

(c)                                  as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d)                                 in the case of subordination, for the subordination of the Junior Priority Liens to the Senior Priority Liens.

Section 3.3                                      Remedies Upon Actionable Default. If the Collateral Agent at any time receives a Notice of Actionable Default, the Collateral Agent will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Agent may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Pledged Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Agent in any event may (but will not be obligated to) take or refrain from taking such action with respect to any Actionable Default as it may deem advisable and in the best interest of the holders of Secured Obligations.

Section 3.4                                      Application of Proceeds.

(a)                                  Notwithstanding anything to the contrary contained herein, the Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Pledged Collateral in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent, the Trustees or any co-trustee or agent in connection with any Security Document;

SECOND, to the repayment of Indebtedness (other than Secured Debt) and other obligations secured by a Permitted Prior Lien on the Pledged Collateral sold or realized upon;

THIRD, to the respective First Priority Debt Representatives for application to the payment of all outstanding First Priority Lien Debt and any other First Priority Lien Obligations, or to be held by the respective First Priority Debt Representatives pending such application, in such order as is set forth in the First Priority Lien Documents (or, if not so provided, as directed in writing by all of the First Priority Debt Representatives) in an amount sufficient to pay in full in cash all outstanding First Priority Lien Debt and all other First Priority Lien Obligations (including all interest accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the First Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Priority Lien Debt);

FOURTH, to the respective Second Priority Debt Representatives for application to the payment of all outstanding Second Priority Lien Debt and any other Second Priority Lien Obligations, or to be held by the respective Second Priority Debt Representatives pending such application, in such order as is set forth in the Second Priority Lien Documents (or, if not so provided, as directed in writing by all of the Second Priority Debt Representatives) in an amount sufficient to pay in full in cash all outstanding Second Priority Lien Debt and all other Second Priority Lien Obligations (including all interest accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Second Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Second Priority Lien Debt);

FIFTH, to the Other Junior Debt Representatives for application to such Other Junior Lien Obligations Equally and Ratably, until all such Other Junior Lien Obligations have been paid in full in cash or the cash amount held by such Other Junior Debt Representatives in respect of such Other Junior Lien Obligations is sufficient to pay all such Other Junior Lien Obligations; and

SIXTH, any surplus remaining after the payment in full in cash of all of the Secured Obligations entitled to the benefit of such Pledged Collateral will be paid to the Company or such other applicable Obligor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

(b)                                 If any Junior Priority Debt Representative or any holder of a Junior Priority Lien Obligation collects or receives any proceeds in respect of the Junior Priority Lien Obligations that should have been applied to the payment of obligations secured by a Permitted Prior Lien, or the Senior Lien Obligations in accordance with clause (a) above, and a Responsible Officer of such Junior Priority Debt Representative shall have received written notice, or shall have actual knowledge, of the same prior to such Junior Priority Debt Representative’s distribution of such proceeds, whether after the commencement of an Insolvency Proceeding or otherwise, such Junior Priority Debt Representative or such holder, as the case may be, will forthwith deliver the same to the Collateral Agent, for the account of the holders of such obligations secured by a Permitted Prior Lien or Senior Priority Lien Obligations, in the form received, duly indorsed to the Collateral Agent, for the account of such holders to be applied in accordance with clause (a) above. Until so delivered, such proceeds will be held by such Junior Priority Debt Representative or such holder of a Junior Priority Lien Obligation, as the case may be, for the benefit of the holders of obligations secured by a Permitted Prior Lien, and the applicable Senior Priority Lien Obligations and shall be deemed to be segregated from other funds and property held by such Junior Priority Debt Representative or such holder of a Junior Priority Lien Obligation, as the case may be.

Section 3.5                                      Powers of the Collateral Agent.

(a)                                  The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article III or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b)                                 Without limiting the provisions of Section 6.2, the Collateral Agent may act through agents and Affiliates to the extent necessary to perform its obligations hereunder; provided, that if the Collateral Agent elects to act through an agent or Affiliate of the Collateral Agent, such agent or Affiliate shall have agreed in writing to act in accordance with the standards and obligations applicable to the Collateral Agent under this Agreement.

(c)                                  No Secured Debt Representative, Secured Debtholder or other holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.

Section 3.6                                      Documents and Communications. The Collateral Agent will permit each Secured Debt Representative and each Secured Debtholder during normal business hours upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or written communications received by the Collateral Agent in its capacity as such.

Section 3.7                                      For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Agent will accept, hold, administer and enforce all Liens at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8                                      Additional Secured Debt. The Collateral Agent will perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that (a) holds Secured Obligations that are identified as First Priority Lien Debt, Second Priority Lien Debt or Other Junior Lien Debt in accordance with the procedures set forth in Section 2.9; and (b) signs, through its designated Secured Debt Representative identified pursuant to Section 2.9, a Collateral Trust Joinder and a Lien Priority Confirmation and an agreement by the holders thereof and the applicable Secured Party Debt Representative to vote with respect to such Indebtedness in accordance with this Agreement.

ARTICLE IV  VOTING; INTERCREDITOR MATTERS

Section 4.1                                      Voting.

(a)                                  In connection with any Act of Required Debtholders or other decision by Secured Debtholders under this Agreement, the votes of each Series of Secured Debt entitled to vote thereon shall be cast in the manner provided by, and in accordance with the decision of the holders of such Series of Secured Debt made pursuant to, the terms of the corresponding Secured Debt Documents. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement.

(b)                                 Each Series of Secured Debt entitled to vote in connection with an Act of Required Debtholders or as otherwise set forth in this Agreement, shall have the following number of votes to cast in connection with such vote:

(i)                                     if such vote is in connection with an exercise of remedies, the number of votes equal to the aggregate outstanding principal amount of Secured Debt held by such Series of Secured Debt, as applicable (including outstanding letters of credit whether or not then available or drawn); and

(ii)                                  if such vote is in connection with any other action, the number of votes equal to the aggregate outstanding principal amount of Secured Debt held by such Series of Secured Debt, as applicable (including outstanding letters of credit whether or not then available or drawn), plus the aggregate amount of unfunded commitments to extend credit which, when funded, would constitute Secured Debt under such Series of Secured Debt, as applicable.

For purposes of the foregoing, any Secured Debt registered in the name of, or Beneficially Owned by, the Company or any Affiliate of the Company (other than a Holder of

Notes who is an Affiliate of the Company solely by virtue of the Person’s ownership of Conversion Securities, as that term is defined in the Indenture) will be deemed not to be outstanding.

(c)                                  In calculating the percentage of holders of Secured Debt consenting to, approving, waiving or otherwise providing direction with respect to any decision hereunder, the number of votes cast in favor of such decision shall be divided by the total number of votes entitled to be cast with respect to such decision.

Section 4.2                                      Intercreditor Decisions.

(a)                                  No amendment or supplement to any Secured Debt Document that changes the date, amount or method of calculation of the payment of principal of, or interest or premium, if any, on any Secured Debt, in a way that adversely affects the rights of any holder of Secured Debt, will become effective without the consent of the Secured Debt Representative for each other Series of Secured Debt (other than the Other Junior Debt Representative).

(b)                                 Except as set forth in clause (a) above, the holders of a Series of Secured Debt and the Secured Debt Representative therefor may, at any time and from time to time, without the consent of or notice to any other Series of Secured Debt or Secured Debt Representative and without impairing or releasing the obligations of any person under this Agreement, (i) amend any agreement related solely to such Series of Secured Debt in accordance with the terms thereof, (ii) release anyone liable in any manner under or in respect of the obligations owing in connection with such Series of Secured Debt (but only in respect of such obligations) and (iii) waive any provisions of any agreement related solely to such Series of Secured Debt.

Section 4.3                                      Purchase of Working Capital Facility. At any time upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture) and for so long as such Event of Default is continuing, the holders of the Notes, or any of them, shall have the right, but not the obligation, to purchase all, but not less than all, of the Working Capital Facility from all of the holders of First Piority Lien Debt constituting the Working Capital Facility at a purchase price equal to 100% of the outstanding principal amount under the Working Capital Facility, plus accrued and unpaid interest and any other amounts due to such holders of First Priority Lien Debt, payable in immediately available funds. Any holder of Notes may exercise such right by providing written notice to the Lender and the Collateral Agent. Within five (5) Business Days following the receipt of such written notice, the Collateral Agent shall give written notice to the Lender that a holder of Notes has elected to purchase the Working Capital Facility, and (ii) give written notice to all of the holders of the Notes (the “Offer Notice”) of the exercise by a Note holder which notice shall set forth the purchase price of the Working Capital Facility. Within thirty (30) days after the mailing of the Offer Notice, each Note holder who desires to purchase any portion of the Working Capital Facility (an “Accepting Noteholder”) shall give written notice to the Collateral Agent (the “Acceptance Notice”), specifying the amount of the Working Capital Facility it wishes to purchase. Unless otherwise agreed in writing, each Accepting Noteholder shall first have allocated to it such portion of the principal amount of the Working Capital Facility as outstanding principal balance on its Note bears to the total outstanding principal amount of the Notes, but limited by the amount specified in its

Acceptance Notice. If any Accepting Noteholder agrees to purchase less than its pro rata portion of the Working Capital Facility, each Accepting Noteholder who agrees to purchase more than its pro rata portion of the Working Capital Facility shall have allocated to it such additional portion of the Working Capital Facility not so allocated under the preceding sentence as principal amount of Notes held by such Accepting Noteholder bears to the total principal amount of Notes held by all Accepting Noteholders who agree to purchase more than their pro rata portion of the Working Capital Facility, but again limited by the number of Shares specified in his, her or its Shareholder Acceptance Notice. This procedure shall be continued until the Working Capital Facility has have been allocated among the Accepting Noteholders to the extent specified in their respective Acceptance Notices. The allocations pursuant to this procedure shall be determined by the Collateral Agent. If the Note holders have collectively agreed to purchase less than the entire Working Capital Facility, the holders of such First Priority Lien Debt may retain the Working Capital Facility. If the Accepting Noteholders agree to purchase the entire Working Capital Facility, the Collateral Agent shall give notice to the Accepting Note holders setting forth the amount of the Working Capital Facility allocated to each, and the Working Capital Facility shall be transferred to them on a Business Day designated by the Collateral Agent within thirty (30) days after the date of the Offer Notice, pursuant to instruments of assignment reasonably acceptable to the Lender and the Indenture Trustee.

Section 4.4                                      Limitations upon Indebtedness.

(a)                                  Until there has been a Discharge of Second Priority Lien Obligations with respect to the Indebtedness represented by the Notes, the following limitations shall apply:

(i)                                     Neither the Company nor any Obligor shall incur any First Priority Lien Debt other than the First Priority Lien Debt represented by the Working Capital Facility or Permitted Refinancing Indebtedness with respect thereto;

(ii)                                  The First Priority Lien Documents relating to the Working Capital Facility shall provide in substance that the aggregate principal at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Obligor thereunder) under the Working Capital Facility shall not exceed $40 million, less the aggregate amount of all Net Proceeds of Asset Sales applied or required to be applied by the Company to repay Indebtedness under the Working Capital Facility (or Permitted Refinancing Indebtedness with respect thereto) and effect a corresponding reduction in permanent commitment thereunder pursuant to Section 5.10 of the Indenture;

(iii)                               Neither the Company nor any Obligor shall incur any Second Priority Lien Debt other than the Notes and any Additional Notes issued as interest on the Notes pursuant to the provisions described in Paragraph 1 of the Form of Note appended to the Indenture and Permitted Refinancing Indebtedness in respect of any of the foregoing;

(iv)                              Neither the Company nor any Obligor will incur any Other Junior Lien Debt unless:

A.                                   No Default has occurred and is continuing;

B.                                     The Company has complied with the right of first offer provisions set forth in Section 5.09 of the Indenture with respect to such Other Junior Lien Debt (including Other Junior Lien Debt representing Permitted Refinancing Indebtedness);

C.                                     The Other Junior Lien Documents relating to such Other Junior Lien Debt (including Other Junior Debt representing Permitted Refinancing Indebtedness) provide in substance that:

(1)                                  the aggregate principal amount of such Other Junior Lien Debt (or accreted value, as applicable) at any time outstanding shall not exceed $200.0 million;

(2)                                  such Other Junior Lien Debt must mature no earlier than 91 days after the maturity of the Notes and bear cash interest (or any similar payments), if at all, at a rate not to exceed 7.5% per annum;

(3)                                  no cash interest (or any similar payments) shall be paid during any period in which the Company has exercised its option to pay interest on the Notes in the form of Additional Notes, or if the Company has Defaulted in the payment of interest on the Notes; and

(4)                                  a portion of the proceeds will be deposited with an Escrow Agent pursuant to an Escrow Agreement providing for the deposit of that amount of Escrowed Interest necessary to pay at least two years of cash interest payable on such Other Junior Lien Debt.

(b)                                 The Officer’s Certificate delivered pursuant to Section 2.9 in connection with the issuance of New Secured Debt shall contain a certification that the Secured Debt Documents relating to such New Secured Debt comply with the requirements of this Section 4.4.

(c)                                  As used in this Section 4.4, the following terms shall have the meanings ascribed to them in the Indenture:  “Additional Notes,” “Asset Sales,” “Net Proceeds,” “Permitted Refinancing Indebtedness” and “incur.”

ARTICLE V  OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER OBLIGORS

Section 5.1                                      Release of Liens.

(a)                                  The Collateral Agent’s Liens upon the Pledged Collateral will be released pursuant to Section 5.1(b) below:

(i)                                     in whole on the Secured Obligations Termination Date;

(ii)                                  as to any Pledged Collateral that is sold, transferred or otherwise disposed of by the Company or any other Obligor to a Person that is not (either before or after such sale, transfer or disposition) the Company or any other Obligor in a transaction or other circumstance that is permitted by all of the Secured Debt Documents;

(iii)                               as to any Pledged Collateral other than Pledged Collateral being released pursuant to clauses (i) or (ii) of this paragraph, if (A) consent to the release of that Pledged Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Company has delivered an Officer’s Certificate to the Collateral Agent certifying that all such necessary consents have been obtained.

(b)                                 The Collateral Agent agrees for the benefit of the Company and the other Obligors that if the Collateral Agent at any time receives:

(i)                                     an Officer’s Certificate stating that (A) the signing officer has read Article V of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Pledged Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

(ii)                                  the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii)                               (x) prior to the Discharge of First Priority Lien Obligations, the written confirmation of each First Priority Debt Representative, and (y) prior to the Discharge of Second Priority Lien Obligations, the written confirmation of each Second Priority Debt Representative (such confirmation to be given following receipt of, and based solely on, the Officer’s Certificate described in clause (i) above) that, in its view, such release is permitted by Section 5.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Agent will execute (with such acknowledgements and/or notarizations as are required) and deliver such instruments (or will deliver a written authorization to file or record such instruments) to the Company or other applicable Obligor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 5.1(b) by the Collateral Agent.

(c)                                  Notwithstanding Section 5.1(a) or (b):

(i)                                     upon the release of the Guarantees of any Guarantor pursuant to and in accordance with the applicable Secured Debt Documents, the Collateral Agent’s

Lien in the Pledged Collateral pledged by such Guarantor shall automatically, without further action, be released;

(ii)                                  upon the transfer by Guarantors ICO Services Limited (“ISL”) and ICO Satellite Services Limited (“ISSL”) of intangible assets, including intellectual property and authorizations and certain intercompany receivables, that are related solely to operations or activities of the Parent and its subsidiaries other than the Company or the Guarantors outside of North America, the Collateral Agent’s Lien in the Pledged Collateral pledged by such Guarantor shall automatically, without further action, be released; provided, however, that nothing in this clause (ii) of Section 5.1(c) shall be construed to permit the transfer of ISL’s or ISSL’s general partnership interests in Guarantor ICO Satellite Services G.P.;

and in each such case the Collateral Agent will execute (with such acknowledgements and/or notarizations as are required) and deliver to such Guarantor or Guarantors an instrument or instruments releasing such Lien in such form as may be provided by such Guarantor or Guarantors not later than the fifth Business Day after receipt of a request therefor.

(d)                                 The Collateral Agent hereby agrees that in the case of any release pursuant to clause (ii) of Section 5.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the request of the Company or other applicable Obligor, the Collateral Agent will either be present at the closing of such transaction or will deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

(e)                                  Each Secured Debt Representative hereby agrees that:

(i)                                     as soon as reasonably practicable after receipt of an Officer’s Certificate from the Company pursuant to Section 5.1(b)(i) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 5.1(b)(iii), (B) a written statement that such release is not permitted by Section 5.1(a) or (C) a request for further information from the Company reasonably necessary to determine whether the proposed release is permitted by Section 5.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

(ii)                                  within one Business Day of the receipt by it of any notice from the Collateral Agent pursuant to Section 3.3, such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Secured Debt for which it acts as Secured Debt Representative.

Section 5.2                                      Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of each Officer’s Certificate delivered to the Collateral Agent pursuant to Section 5.1(b), together with copies of all documents delivered to the Collateral Agent with such Officer’s Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 5.1(e).

Section 5.3                                      Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument creating, initially perfecting, or, except as otherwise set forth herein, releasing or subordinating its security interest in any Pledged Collateral.

ARTICLE VI  IMMUNITIES OF THE COLLATERAL AGENT

Section 6.1                                      No Implied Duty. The Collateral Agent (i) will not have any duties or responsibilities except as required by applicable law and except those expressly assumed by it in this Agreement and the other Security Documents; (ii) shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Security Documents; (iii) shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Security Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the other Security Documents, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement or any of the other Security Documents or any other document referred to or provided for herein or therein or for any failure by the Company, Parent, any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (iv) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Security Document unless it shall have received written direction authorized by an Act of Required Debtholders.

Section 6.2                                      Appointment of Agents and Advisors. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 6.3                                      Other Agreements. The Collateral Agent has accepted and is bound by the Security Documents executed by the Collateral Agent as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Agent may execute additional Security Documents delivered to it after the date of this Agreement, provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

Section 6.4                                      Solicitation of Instructions.

(a)                                  The Collateral Agent may at any time solicit and conclusively rely upon (if relied upon in good faith) written confirmatory instructions, in the form of an Act of Required Debtholders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or any Security Document.

(b)                                 No written direction given to the Collateral Agent by an Act of Required Debtholders that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement or the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

Section 6.5                                      Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. In no event shall the Collateral Agent by responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.6                                      Documents in Satisfactory Form. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

Section 6.7                                      Entitled to Rely. The Collateral Agent may conclusively rely upon any certificate, notice or other document (including any facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Obligor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the Secured Debtholders for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an Officer’s Certificate or an opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officer’s Certificate or opinion of counsel as to such matter.

Section 6.8                                      Secured Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it receives a Notice of Actionable Default.

Section 6.9                                      Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement, the Collateral Agent will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so; provided, however, that the

Collateral Agent shall not be required to take any action which shall expose the Collateral Agent to personal liability against which it is not indemnified in a manner reasonably satisfactory to it or which is contrary to this Agreement, any other Security Document or applicable law.

Section 6.10                                Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the holders of Secured Debt pursuant to this Agreement, unless such holders of Secured Debt have offered the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such requests.

Section 6.11                                Rights of the Collateral Agent. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Pledged Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed by each Secured Debt Representative or by order of a court of competent jurisdiction.

Section 6.12                                Limitations on Duty of Collateral Agent in Respect of Collateral.

(a)                                  Beyond the exercise of reasonable care in the custody of Pledged Collateral in its possession, the Collateral Agent will have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Pledged Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b)                                 The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Pledged Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction on the part of the Collateral Agent, for the validity or sufficiency of the Pledged Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Pledged Collateral, for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens and security interests granted hereunder or in the value of any of the Pledged Collateral.

Section 6.13                                Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(a)                                  each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(b)                                 the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(c)                                  the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Agent.

Section 6.14                                No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE VII  RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

Section 7.1                                      Resignation or Removal of Collateral Agent.

(a)                                  Subject to the appointment of a successor Collateral Agent as provided in Section 7.2 and the acceptance of such appointment by the successor Collateral Agent:

(i)                                     the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Company; and

(ii)                                  the Collateral Agent may be removed at any time, with or without cause, by an Act of Required Debtholders.

(b)                                 The initial Collateral Agent, The Bank of New York, shall be automatically discharged upon the issuance of the first Series of First Priority Lien Debt to be issued hereunder.

Upon such removal, the Company shall promptly pay the Collateral Agent for all of its accrued and unpaid fees and expenses incurred in accordance with this Agreement and the other Security Documents.

Section 7.2                                      Appointment of Successor Collateral Agent. Upon any such resignation, discharge or removal, a successor Collateral Agent may be appointed by an Act of Required Debtholders with, so long as no Secured Debt Default has occurred and is continuing, the consent of the Company (which consent shall not be unreasonably withheld). If no successor Collateral Agent has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed or discharged, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent. The Collateral Agent must be a bank or trust company: (a) authorized to exercise corporate trust powers; (b) having a combined capital and surplus of at least $50.0 million; and (c) maintaining an office in New York, New York. The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 7.2 has accepted its appointment as Collateral Agent and the provisions of Section 7.3 have been satisfied; provided, however, that the initial Collateral Agent hereunder shall have no obligation to fulfill any obligations hereunder upon its automatic discharge pursuant to Section 7.1(b).

Section 7.3                                      Succession.

(a)                                  When the Person so appointed as successor Collateral Agent accepts such appointment:

(i)                                     such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(ii)                                  the predecessor Collateral Agent will promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Documents or the Trust Estates.

(b)                                 Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Article 6 and the provisions of Sections 8.8 and 8.9.

ARTICLE VIII  MISCELLANEOUS PROVISIONS

Section 8.1                                      Amendment.

(a)                                  No amendment or supplement to the provisions of this Agreement or any other Security Document (to which the Collateral Agent is a party) will be effective without the approval of the Collateral Agent acting as directed by an each Secured Debt Representative, except that:

(i)                                     any amendment or supplement that has the effect solely of adding or maintaining Pledged Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Pledged Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Agent therein, or adding or maintaining any guarantee, will become effective when executed and delivered by the Company or any other applicable Obligor party thereto and the Collateral Agent;

(ii)                                  no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Debtholder (A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (ii) or the definitions of “Act of Required Debtholders” or “Actionable Default”), (B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Pledged Collateral, in each case that has not been released in accordance with the provisions described in Section 5.1, or (C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 5.1, will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(iii)                               no amendment or supplement that imposes any obligation upon the Collateral Agent or any Secured Debt Representative or adversely affects the rights of the Collateral Agent or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Agent or such Secured Debt Representative, respectively.

(b)                                 The Collateral Agent will not enter into any such amendment or supplement unless it has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 8.1, the Collateral Agent will be entitled to receive an opinion of counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Pledged Collateral, an opinion of counsel of the Company addressing customary perfection, and if such additional Pledged Collateral consists of equity interests of any Person, priority, matters with respect to such additional Pledged Collateral. Notwithstanding the foregoing, any amendment, supplement or other agreement regarding the provisions of the Security Documents that releases Pledged Collateral will be effective only in accordance with the requirements set forth in Section 5.1.

(c)                                  Unless agreed to by an Act of Required Debtholders, no Security Document that secures Junior Priority Lien Obligations may be amended, supplemented or otherwise modified or entered into to the extent that such amendment, supplement or modification, or the terms of any such new Security Document, would not be permitted under the terms of this Agreement or the Senior Priority Debt Documents. The Junior Priority Secured Parties agree that each Security Document that secures Junior Priority Lien Obligations (but not Senior Priority Lien Obligations) will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by such Collateral Agent hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of August 11, 2005 (the “Collateral Trust Agreement”), among the Company, the Parent, the Guarantors from time to time party thereto, the Secured Debt Representatives from time to time party thereto, The Bank of New York (or any successor thereto or assignee thereof), as Collateral Agent, and each other Person which becomes a party thereto by executing and delivering a Collateral Trust Joinder, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern”;

provided, however, that if the jurisdiction in which any such Junior Priority Debt Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Priority Debt Representatives and the Senior Priority Debt Representatives agree, prior to such Junior Priority Debt Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Priority Debt Document is subject to the provisions of this Agreement.

Section 8.2                                      Further Assurances.

(a)                                  The Company and each of the other Obligors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Pledged Collateral, including after-acquired Pledged Collateral and any property or assets that become Pledged Collateral pursuant to the definition thereof after the date hereof, subject only to such exceptions as may be contemplated by the Secured Debt Documents.

(b)                                 If the Company or any other Obligor at any time acquires any real property or leasehold or other interest in real property, then within 60 days after such acquisition, the Company or such Obligor will execute, deliver and record a mortgage or deed of trust, or a supplement to an existing mortgage or deed of trust, reasonably satisfactory in form and substance to the Collateral Agent, subjecting such real property, leasehold or other interest in real property to a Lien to secure the Secured Obligations.

(c)                                  Upon the reasonable request of the Collateral Agent or any Secured Debt Representative at any time and from time to time, the Company and each of the other Obligors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents.

(d)                                 Upon the request of the Collateral Agent, the Company and the other Obligors will permit the Collateral Agent to visit and inspect any of the Pledged Collateral and examine and, at the Company’s expense, make abstracts from any of its books and records relating to any of the Pledged Collateral at any reasonable time and as often as may reasonably be requested.

(e)                                  The Company and the other Obligors will use commercially reasonable efforts to ensure that all contracts, agreements, leases and licenses acquired or entered into by any of them after the date of this Agreement will not contain provisions that will cause them to be Excluded Assets (it being understood that the provisions of this clause (b) are in addition to and not in limitation of, the provisions of any Secured Debt Document).

Section 8.3                                      Successors and Assigns.

(a)                                  Except as provided in Section 6.2 and Article VII, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

(b)                                 Neither the Company nor any other Obligor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Obligors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

Section 8.4                                      Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 8.5                                      Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Company, Parent
or the Guarantors, to:	ICO North America, Inc.
3468 Mt. Diablo Blvd., Suite B-115
Lafeyette, CA 94549
Telecopier No.:
Attention: Craig Jorgens, President

With a copy to:	Davis Wright Tremaine LLP
2600 Century Square
1501 Fourth Avenue
Seattle, WA 98101
Telecopier No. 206-628-7699
Attention: Julie Weston

If to the Collateral Agent, to:	The Bank of New York
101 Barclay Street, 8FL.W
New York, NY 10286
Facsimile: (212) 815-5704
Attention: Corporate Trust Administration

If to the Indenture Trustee, to:	The Bank of New York
101 Barclay Street, 8FL.W
New York, NY 10286
Facsimile: (212) 815-5704
Attention: Corporate Trust Administration

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

Each notice hereunder will be in writing and may be personally served or sent by facsimile or United States mail or courier service. All notices shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 8.5.

Section 8.6                                      Notice of Discharge. Promptly following any Discharge of First Priority Lien Obligation, each First Priority Debt Representative with respect to each applicable Series of First Priority Lien Debt that is so discharged will provide written notice of such discharge to the

Collateral Agent and to each other Secured Debt Representative. Promptly following any Discharge of Second Priority Lien Obligation, each Second Priority Debt Representative with respect to each applicable Series of Second Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Agent and to each other Secured Debt Representative.

Section 8.7                                      Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 8.8                                      Compensation; Expenses. The Obligors jointly and severally agree to pay, promptly upon demand:

(a)                                  such compensation to the Collateral Agent and its agents, co-agents and sub-agents as the Company and the Collateral Agent may agree in writing from time to time;

(b)                                 all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

(c)                                  all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;

(d)                                 all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Pledged Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(e)                                  all other reasonable costs and expenses incurred by the Collateral Agent or any Secured Debt Representative in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Agent thereunder; and

(f)                                    after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Agent or any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Pledged Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent or the Secured Debt Representatives.

The agreements in this Section 8.8 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Agent.

Section 8.9                                      Indemnity.

(a)                                  The Obligors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Agent, each Secured Debt Representative, each Secured Debtholder and each of their respective Affiliates and each and (in each case) all of their respective directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)                                 All amounts due under Section 8.9(a) will be payable upon demand.

(c)                                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 8.9(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Obligors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)                                 No Obligor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Obligors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)                                  The agreements in this Section 8.9 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Agent.

Section 8.10                                Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 8.11                                Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 8.12                                Obligations Secured. All obligations of the Obligors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

Section 8.13                                Governing Law. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 8.14                                Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 8.14 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 8.15                                Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 8.16                                Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

Section 8.17                                Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

Section 8.18                                Additional Obligors. The Company will cause each of its Subsidiaries that becomes an Obligor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company agrees to provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section.

Section 8.19                                Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Senior Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency Proceeding or otherwise by any of the Senior Priority Secured Parties or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Senior Priority Lien Obligations is recovered from any of the Senior Priority Secured Parties in an Insolvency Proceeding or otherwise (and whether by demand, settlement, litigation or otherwise), any payment or distribution received by any of the Junior Priority Secured Parties with respect to the Junior Priority Lien Obligations from the proceeds of any Pledged Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, will be deemed to have been received by the Junior Priority Secured Parties in trust as property for the Senior Priority Secured Parties and the Junior Priority Secured Parties will forthwith deliver such payment or distribution to the Collateral Agent, for the benefit of the Senior Priority Secured Parties, for application to the Senior Priority Lien Obligations (in accordance with Section 3.4) until such Senior Priority Lien Obligations have been paid in full in cash and all commitments in respect of Senior Priority Lien Obligations have been terminated.

Section 8.20                                Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency Proceeding by or against any Obligor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 8.21                                Rights and Immunities of Secured Debt Representatives. The Secured Debt Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Obligors or the Collateral Agent hereunder.

Section 8.22                                No Recourse Against Parent. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF PARENT HEREUNDER AND UNDER THE OTHER SECURITY DOCUMENTS ARE NON-RECOURSE SECURED OBLIGATIONS OF PARENT. THE ONLY RECOURSE THE COLLATERAL AGENT OR A HOLDER OF THE SECURED DEBT WILL HAVE AGAINST PARENT WITH RESPECT TO THE PAYMENT OR PERFORMANCE OF ANY OF THE

SECURED OBLIGATIONS OR ANY OTHER OBLIGATIONS HEREUNDER WILL BE ENFORCEMENT OF ITS RIGHTS AGAINST THE PLEDGED COLLATERAL PURSUANT TO THIS AGREEMENT AND THE RELATED SECURITY DOCUMENTS.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

ICO North America Inc.

By:	/s/ Craig N. Jorgens
Name:
Title:

ICO Global Communications (Holdings) Limited

By:	/s/ Craig N. Jorgens
Name:
Title:

ICO Satellite Services GP

By:	/s/ D. Schmitt
Name: Dennis Schmitt
Title: CFO

ICO Satellite Management LLC

By:	/s/ D. Schmitt
Name: Dennis Schmitt
Title:CFO

ICO Services Limited

By:	/s/ D. Schmitt
Name: Dennis Schmitt
Title: CFO

ICO Satellite Services Limited

By:	/s/ D. Schmitt
Name: Dennis Schmitt
Title: CFO

ICO Global Communications (Canada), Inc.

By:	/s/ D. Schmitt
Name: Dennis Schmitt
Title: CFO

The Bank of New York, as Collateral Agent

By:	/s/ Stacey B. Poindexter
Name: STACEY B. POINDEXTER
Title: ASSISTANT VICE PRESIDENT

The Bank of New York, as Indenture Trustee

By:	/s/ Stacey B. Poindexter
Name: STACEY B. POINDEXTER
Title: ASSISTANT VICE PRESIDENT

EXHIBIT A
to Collateral Trust Agreement

[FORM OF]
COLLATERAL TRUST JOINDER

The undersigned,                                     , a                                     , hereby agrees to become party as [an Obligor] [a First Priority Debt Representative] [a Second Priority Debt Representative] [an Other Junior Debt Representative] under the Collateral Trust Agreement dated as of August 15, 2005, by and among ICO North America, Inc., a Delaware corporation; ICO Global Communications (Holdings) Limited, a Delaware corporation; the Guarantors (as defined below) from time to time party thereto; The Bank of New York, as collateral agent thereunder; The Bank of New York, as trustee under the Indenture (as defined therein); and the lender or administrative agent under the Loan Agreement (as defined therein) which becomes a party thereto by executing and delivering a Collateral Trust Joinder; and to be bound by the terms of said Collateral Trust Agreement as fully as if the undersigned had executed and delivered said Collateral Trust Agreement as of the date thereof.

The provisions of Article VIII of said Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of                                     , 20       .

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By:
Name:
Title: